Exhibit 99.1

(1)           On December 7, 2010, each Class B ordinary share automatically converted into one Class A ordinary share in accordance with the Articles of Association of LyondellBasell Industries N.V. (the “Issuer”).  Under the Issuer’s Articles of Association, each Class B ordinary share automatically converted into one Class A ordinary share at the earlier of (a) the request of the relevant holder of Class B ordinary shares with respect to the number of Class B ordinary shares specified by such holder, (b) the acquisition by the Issuer of one or more Class B shares, or (c) upon the first date upon which the closing price per share of the Class B ordinary shares exceeds 200% of $10.61 for at least forty-five trading days within a period of sixty consecutive trading days (provided however, that the closing price per share of the Class B ordinary shares must exceed such threshold on both the first and last day of the sixty day period). The conversion of the Class B ordinary shares on December 7, 2010 was the result of the satisfaction of the criteria set forth in subparagraph (c).

(2)           The amount reported includes an aggregate of 164,898,365 shares of Class A ordinary shares of LyondellBasell Industries N.V. (the “Issuer”), of which (a) 3,383,080 shares are owned of record by ACLF/Lyondell S.à r.l. (“ACLF/Lyondell”); (b) 3,102,004 shares are owned of record by ACLF Co-Invest/Lyondell S.à r.l. (“ACLF Co-Invest”); (c) 79,237,329 shares are owned of record by LeverageSource Holdings Series III (Lux) S.à r.l. (“LeverageSource Series III”); (d) 78,614,992 shares are owned of record by LeverageSource XI S.à r.l. (“LeverageSource XI”); and (e) 560,960 shares are owned of record by AIE Eurolux S.à r.l. (“AIE Eurolux”, and together with ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III and LeverageSource XI, the “Apollo Funds”).

Apollo Credit Liquidity Management, L.P. (“ACL Management”) serves as the investment manager for ACLF/Lyondell.  The general partner of ACL Management is Apollo Credit Liquidity Management GP, LLC (“ACL Management GP”).  The sole member of ACL Management GP is Apollo Capital Management, L.P. (“Capital Management”).  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

The sole shareholder of ACLF Co-Invest is ACLF Co-Investment Fund, L.P. (“ACLF Co-Investment Fund”).  The general partner of ACLF Co-Investment Fund is Apollo Credit Liquidity Advisors, L.P. (“ACL Advisors”).  Apollo Credit Liquidity Capital Management, LLC (“ACL Capital Management”) is the general partner of ACL Advisors.  The sole member-manager of ACL Capital Management is Apollo Principal Holdings II, L.P. (“Principal II”).  The general partner of Principal II is Apollo Principal Holdings II GP, LLC (“Principal II GP”).

LeverageSource Management, LLC (“LeverageSource Management”) serves as the investment manager for LeverageSource Series III.  The sole member manager of LeverageSource Management is Apollo Management VII, L.P. (“Management VII”).  The general partner of Management VII is AIF VII Management, LLC (“AIF VII LLC”). Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Management Holdings is the sole member-manager of Management GP.

LeverageSource Holdings GP, LLC (“LeverageSource Holdings”) serves as the investment manager for LeverageSource XI.  The sole member of LeverageSource Holdings is LeverageSource, L.P. (“LeverageSource LP”). The general partner of LeverageSource LP is Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”).  The general partner of Advisors VI (EH) is Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”).  The sole shareholder of Advisors VII (EH-GP) is Apollo Principal Holdings

III, L.P. (“Principal Holdings III”), and the general partner of Principal Holdings III is Apollo Principal Holdings III GP Ltd. (“Principal Holdings III GP”).

Apollo Europe Management, L.P. (“Apollo Europe”) serves as the investment manager for AIE Eurolux.  AEM GP, LLC (“AEM GP”) is the general partner of Apollo Europe.  Capital Management is the sole member manager of AEM GP.

Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Management Holdings GP, Principal II GP and the directors of Principal Holdings III GP.  Each of the Apollo Funds, ACL Management, ACL Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, ACL Co-Investment Fund, ACL Advisors, ACL Capital Management, Principal II, Principal II GP, LeverageSource Management, Management VII, AIF VII LLC, Apollo Management, Management GP, Apollo Europe, AEM GP, LeverageSource Holdings, LeverageSource LP, Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III and Principal Holdings III GP disclaims beneficial ownership of any shares of the Issuer’s Class A ordinary shares or Class B ordinary shares owned of record by any of the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, and LeverageSource XI is 15, rue Edward Steichen, L-2540, Luxembourg.  The address for AIE Eurolux is 9B, Boulevard Prince Henri, L-1724, Luxembourg.

The address for Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III and Principal Holdings III GP is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002.

The address for ACLF Co-Investment Fund, ACL Advisors, ACL Management, ACL Management GP, ACL Capital Management, Principal II, Principal Holdings GP, LeverageSource Holdings and LeverageSource LP is One Manhattanville Road, Suite 201, Purchase, NY 10577.

The address for LeverageSource Management, Apollo Europe, AEM GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 W. 57th Street, 43rd Floor, New York, NY 10019.